     THE SECURITIES EVIDENCED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO NETRATINGS, INC., SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

                     LOAN AGREEMENT AND PROMISSORY NOTE

                                                                  May 12, 1998

     ____________ ("Holder"), agrees to loan to NetRatings, Inc., a Delaware
corporation (the "Company"), the principal sum of ___________ (             )
on the date first written above.

     NOW, THEREFORE, FOR VALUE RECEIVED, the Company hereby promises to pay to Holder the principal amount of the loan made by Holder to the Company and outstanding under this Note. The Company promises to pay interest on the unpaid principal amount of such loan at a rate per annum equal to 9 percent (and in any event not less than the minimum rate per annum necessary to avoid imputation of income for federal income tax purposes). The principal and interest of the loan outstanding under this Note shall be due and payable two years from the date hereof.

     The Company may elect to pay any interest due under this Agreement in either cash or the Common Stock of the Company. The Fair Market Value of any Common Stock so transferred shall be determined in accordance with the determination of Fair Market Value of Common Stock under Paragraph 1(c) of the Series B Preferred Stock Warrant attached hereto.

     1. AUTOMATIC CONVERSION. Upon the occurrence of the Company's sale of Series B Preferred Stock ("Series B Preferred") for an aggregate purchase price (exclusive of canceled indebtedness represented by this Note and other similar notes for bridge funds extended concurrently herewith) of not less than $2,000,000 (the "Series B Financing"), the principal amount on the Note will, without further action required on the part of either the Company or Holder, be automatically canceled and converted into shares of the Company's Series B Preferred. At the Company's election, any interest accrued on the Note may, without further action required on the part of Holder, be similarly automatically canceled and converted into shares of the Company's Series B Preferred. The conversion price and any related terms and conditions for the purpose of any such cancellation and conversion shall be the same or those established for the other investors in the Series B Preferred.

     2. WARRANT COVERAGE. Upon the extension of each installment loan contemplated by this Note, the Company shall execute and deliver to the Holder a warrant in substantially the form attached hereto (the "Warrant"). The Warrant shall enable the Holder to purchase that number of shares of the Company's Series B Preferred as is equal to (A) 50% of the principal amount of the installment loan divided by (B) the per share price of the Series B Preferred established in the Series B Financing.

     3. PREPAYMENT. Prepayment of this Note is permitted at any time without penalty or premium, upon five (5) days' prior written notice to Holder.

     4. EXPENSES. The Company shall pay to Holder (and any other Holder of this Note) all fees and expenses incurred by Holder (or such Holder) in enforcing its rights under this Note, whether or not litigation is commenced, including without limitation all fees and expenses of attorneys and expert witnesses.

     5. TRANSFER OF NOTE. This Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Holder shall provide the Company with prompt notice of any transfer of this Note; provided, however, that failure to provide such notice shall not void the transfer. Thereupon, a new Note for like principal amount will be issued to, and registered in the name of, the transferee. Principal and interest are payable only to the registered Holder of the Note.

     6. WAIVER OF NOTICE, ETC. The undersigned and all endorsers, guarantors and assignors, if any, of this Note severally waive notice of default, presentation or demand for payment and protest and notice of nonpayment or dishonor.

     7. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

        (a) DUE INCORPORATION, QUALIFICATION, ETC. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

        (b) AUTHORITY. The execution, delivery and performance by the Company of the Note and the performance of the obligations contemplated hereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.

        (c) ENFORCEABILITY. The Note has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles.

        (d) NON-CONTRAVENTION. The execution and delivery by the Company of the Note and the performance of the obligations contemplated hereby do not and will not (i) violate any law, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other person to accelerate (whether after the giving of notice or lapse of time or both), the Certificate of Incorporation or Bylaws of the Company or any contract, agreement or instrument to which the Company is a party or by which any of its properties may be bound, or any order, decree or judgment binding upon the Company or any of its properties; or (iii) result in the creation or imposition of any lien or encumbrance upon any property or asset of the Company.

        (e) APPROVALS. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other person is required in connection with the execution and delivery of the Note and the performance of the obligations contemplated hereby.

     8. COVENANT OF THE COMPANY. The Company shall not take any action or fail to take any action which would make any of the representations or warranties of the Company pursuant to Section 6 above untrue or inaccurate in any material respect or prevent the Company from performing, or cause the Company not to perform, its obligations hereunder.

     9. GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with the laws of the State of California without giving effect to the conflict of laws principles thereof.

     This Loan Agreement and Promissory Note is executed as of the date first above written.

                                       "DEBTOR"

                                       NETRATINGS, INC.

                                       By:
                                          ------------------------------------

                                       Name:
                                            ----------------------------------

                                       Title:
                                             ---------------------------------

Acknowledged and Agreed:

"HOLDER"

By:
   ------------------------------------

Name:
     ----------------------------------

Title:
      ---------------------------------